                                                                     EXHIBIT 3.1


                              STATE OF TENNESSEE


                                    (ART)


                             Department of State

                                 Certificate


         The undersigned, as Secretary of State of the State of Tennessee, hereby certifies that the attached document was received for filing on behalf of GREENE COUNTY BANCSHARES, INC. was duly executed in accordance with the Tennessee General Corporation Act, was found to conform to law, and was filed by the undersigned, as Secretary of State, on the date noted on the document.

         Therefore, the undersigned, as Secretary of State, and by virtue of the authority vested in him by law, hereby issues this certificate and attaches hereto the document which was duly filed on January 18th, 1985.


                                                     /s/
                                                   -----------------------------
                                                              Secretary of State


                                                     /s/
                                                   -----------------------------
                                                                          Deputy

                                    CHARTER
                                       OF
                         GREENE COUNTY BANCSHARES, INC.

         The undersigned natural person, having capacity to contract and acting as the Incorporator of a corporation under the Tennessee General Corporation Act, adopts the following Charter for such corporation:

         1.      The name of the Corporation is Greene County Bancshares, Inc.

         2.      The duration of the corporation is perpetual.

         3. The address of the principal office of the corporation in the State of Tennessee shall be Main and Depot Streets, Greeneville, Greene County, Tennessee.

         4.      The corporation is for profit.

         5.      The purposes for which the corporation is organized are:

                 (a) To carry on the business of a bank holding company, as defined in the Federal Bank Holding Company Act of 1956, as amended, and to do all acts and things now and hereinafter permitted to be done by such a company.

                 (b) To acquire by purchase, subscription, or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge, or otherwise dispose of or deal in and with any and all securities, as such term is hereinafter defined, issued or created by any corporation, firm, association or other entity, public or private, whether formed under the laws of the United States of America or of any state, commonwealth, territory, dependency or possession thereof, or of any foreign country or of any governmental subdivision, territory, dependency, possession or municipality thereof, or issued or created by the United States of America or any state or commonwealth thereof or any foreign country, or by any agency, subdivision, territory, dependency, possession or municipality of any of the foregoing; and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon. The term "securities" as used in this Charter shall mean any and all notes, stocks, treasury stocks, bonds, debentures, evidences of indebtedness, certificates of interest or participation in any profit-sharing agreement, collateral trust certificates, preorganization certificates or subscriptions, transferable shares, investment contracts, voting trust certificates, certificates of deposit for a security, or, in general, any interests or instruments commonly known as "securities" or any and all certificates of interest or participation in, temporary or interim certificates for, receipts for, guaranties of, or warranties or rights to subscribe to or purchase, any of the foregoing.
(c) To make, establish and maintain investments in securities, and to supervise and manage such investments.
(d) To cause to be organized under the laws of the United States of America or of any state, commonwealth, territory, dependency or possession thereof, or of any foreign country or of any political subdivision, territory, dependency, possession or municipality thereof, one or more corporations, firms, organizations associations or other entity.

         dissolved, wound up, liquidated, merged or consolidated.

(e) To acquire by purchase or exchange, or by transfer to, or by merger or consolidation with, the corporation or any corporation, firm organization, association, or other entity owned or controlled, directly or indirectly, by the corporation, or to otherwise acquire, the whole or any part of the business, good will, rights, or other assets of any corporation, firm, organization, association or other entity; to operate and/or carry on the business of same, and to undertake or assume in connection therewith the whole or any part of the liabilities and obligations thereof; to effect any such acquisition in whole or in part by delivery of cash or other property, including securities issued by the corporation, or by any other lawful means.

(f) To aid by loan, subsidy, guaranty or in any other lawful manner any corporation, firm, organization, association or other entity of which any securities are in any manner directly or indirectly held by the corporation or in which the corporation or any such corporation, firm, organization, association or entity may be or become otherwise interested; to guarantee the payment of dividends of any stock issued by any such corporation, firm, organization, association or entity; to guarantee with or without recourse against any such corporation, firm or organization, association or entity or to assume the payment of the principal of, or the interest on, any obligations issued or incurred by such corporation, firm, organization, association or entity, to do any and all other acts and things for the enhancement, protection or preservation of any securities which are in any manner, directly or indirectly held, guaranteed or assumed by the corporation, and to do any and all acts and things designed to accomplish any such purpose.
(g) To borrow money for any business, object or purpose of the corporation from time to time, without limit as to amount; to issue any kind of evidence of indebtedness, whether or not in connection with borrowing money, including evidences of indebtedness convertible into stock of the corporation, to secure the payment of any evidence of indebtedness by the creation of any interest in any of the property or rights of the corporation, whether at that time owned or thereafter acquired.
(h) To render service, assistance, counsel and advice to, and to act in any capacity as representative or agent (whether managing, operating, financial, purchasing, selling, advertising or otherwise) of, any corporation, firm, organization, association, or other entity.
(i) To engage in any lawful business and in connection therewith to do any lawful act in furtherance of or otherwise necessary or convenient to such business.
         The corporation shall possess and may exercise all powers and privileges necessary or convenient to effect any or all of the foregoing purposes, or to further any or all of the foregoing powers, and the enumeration herein of any specific purposes or powers shall not be held to limit or restrict in any manner the exercise by the corporation of the general powers of the

                          State of Tennessee conferred upon corporations formed under the Tennessee General Corporation Act.
         6. The maximum number of shares which the corporation shall have the authority to issue is
                 (a) One Hundred Thirty (130) shares of Organizational Common Stock with a par value of Ten Dollars
                          ($10.00) per share, which stock shall be callable by the corporation at any time at the par value thereof by action of a majority of the board of directors.
                 (b) Three Hundred Thousand (300,000) shares of Common Stock, with a par value of Ten Dollars ($10.00) per share.
         7. The corporation will not commence business until consideration of One Thousand Dollars ($1,000.00) has been received for the issuance of shares.
         8. (a) The Board of Directors may take, on written consent without a meeting, any action which it could take by means of a regularly called and held meeting, provided that such written consent sets forth the action so taken and is signed by all of the Directors.
                 (b) The Board of Directors shall have the power by majority vote of the Directors present at a meeting at which a quorum is present to adopt, amend, or repeal any of the By-Laws of the Corporation, but any By-Law adopted by the Board may be amended or repealed by affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon.
                 (c) The corporation from time to time may provide either directly, or indirectly through the purchase of insurance, for the indemnification of directors, officers, employees and agents of the corporation and of any of its subsidiaries to the fullest extent permitted by law.
                 (d) The indemnification of the corporation shall not have preemptive rights.
                 (e) The Board of Directors shall have authority to issue bonds, debentures, notes or other obligations of this corporation and to fix all the terms thereof, including without limitation the convertibility or nonconvertibility thereof.

                 (f) Any part of the authorized capital stock and any bonds, debentures, notes or other obligations of the corporation may at any time, to the extent permitted by law, be issued, optioned or reserved for sale, sold or disposed of by the corporation pursuant to appropriate action by the Board of Directors, to such parties and upon such terms as the board shall deem proper.

                 (g) The corporation shall have the right to purchase its own shares and to pay dividends and make distributions of property to the extent of unreserved and unrestricted earned or capital surplus available therefor.

DATED:  January 18, 1985

                                    /s/
                                   ---------------------------
                                   John L. Unger, Incorporator


                 State of Tennessee, Greene County Register's Office
         This instrument recorded in Charter book       page
         Received for record at 3:48 p.m. on the 14th day of February, 1985. State Tax X C.F. X Rec'd Fee 5.00 Total 5.00. Noted in
         Book A Page     No.

                          ARTICLES OF AMENDMENT TO THE
                                   CHARTER OF
                         GREENE COUNTY BANCSHARES, INC.

         Pursuant to the provisions of Section 48-303 of the Tennessee General Corporation Act, the undersigned Corporation adopts the following articles of amendment to its charter:

         1.      The name of the Corporation is Greene County Bancshares, Inc.
         2.      The amendment adopted is:
                 A new Section 9 shall be added to the charter in the form set forth below:

                 "9.A. Voting Requirement. In addition to any affirmative vote required by law or any other Section of this Charter, and except as otherwise expressly provided in Subsection B of this
                 Section 9, any Business Combination (as defined herein) shall require an affirmative vote of (i) eighty percent (80%) of the votes entitled to be cast by all holders of Voting Stock (as defined herein) voting together as a single class at a meeting of shareholders called for such purpose and in addition thereto, (ii) a majority of the votes entitled to be cast by all holders of Voting Stock, other than shares of Voting Stock which are Beneficially Owned (as defined herein) by the Interested Shareholder (as defined herein), voting together as a single class at a meeting of shareholders called for such purpose. Such affirmative vote shall be required notwithstanding the fact that a vote would not otherwise be required, or that a lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise.

                 B. When Voting Requirement Not Applicable. The provisions of Subsection A of this Section 9 shall not be applicable to any Business Combination which shall have been approved by a majority of the Disinterested Directors (as defined herein) or as to which all of the conditions specified in subsections B(1), B(2) and B(3) shall have been met:

                          (1) Fair Prices. The aggregate amount per share of the cash and the Fair Market Value (as defined herein), as of the Announcement Date (as defined herein), of the consideration other than cash to be received in such Business Combination by holders of shares of the respective classes and series of outstanding capital stock of the Corporation shall be at least equal to the highest of the following:

                                  (a)  if applicable, the highest per share
                                  price (adjusted for any subsequent stock dividends, splits, combinations, recapitalizations, reclassifications or other such reorganizations) paid to acquire any shares of such respective classes and series Beneficially Owned (as defined herein) by the Interested Shareholder defined herein);

                                  (b)  The highest per share price (adjusted
                                  for any subsequent stock dividends, splits, combinations, recapitalizations, reclassifications or other such reorganizations) paid to acquire any shares of such respective classes and series Beneficially Owned by the interested Shareholder in the transaction in which the Interested Shareholder became an Interested Shareholder;

                                  (c)  The Fair Market Value per share of such
                                  respective classes and series on the
                                  Announcement Date (as defined herein);

                                  (d)  The Fair Market Value per share of such
                                  respective classes and series on the
                                  Determination Date (as defined herein)

                                  (e) The amount per share of any preferential payment to which shares of such respective classes and series are entitled in the event of a liquidation, dissolution or winding up of the Corporation.

                          (2) Form of Consideration. The consideration to be received by holders of each particular class and series of outstanding capital stock of the Corporation in a Business Combination shall be (i) cash or (ii) if the majority of the shares of any particular class or series of the capital stock of the Corporation Beneficially Owned by the Interested Shareholder shall have been acquired for a consideration in a form other than cash, the same form of consideration used to acquire the largest number of shares of such class or series previously acquired and Beneficially Owned by the Interested Shareholder.

                          (3) Other Requirements. After such interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination, except as approved by a majority of the Disinterested Directors, there shall have been:

                                  (a)  No failure to declare and pay in full,
                                  when and as due, any dividends on any class or series of Preferred Stock (as defined herein) (whether cumulative or not), except on any class or series of Preferred Stock as to which dividends were in arrears on the Determination Date;

                                  (b)  No reduction in the periodic rate of
                                  dividends on the Corporation's Common Stock below the dividends paid during the dividend period of the Corporation ended immediately prior to the Determination Date, except any reduction in dividends necessary to fairly reflect any stock dividend, split, recapitalization, reclassification or other such reorganization;

                                  (c) No failure to increase the periodic rate of any dividends per share paid on the Corporation's Common Stock to fairly reflect any stock combination, recapitalization, reclassification or other such reorganization which has the effect of reducing the number of outstanding shares of Common Stock;

                                  (d)  No increase in the number of shares of
                                  the capital stock of the Corporation
                                  Beneficially Owned by the Interested
                                  Shareholder, except (i) as a part of the transaction that resulted in the Interested Shareholder becoming an Interested Shareholder or (ii) to consummate the Business Combination in compliance with the provisions of this Section 9;

                                  (e)  No loans, advances, guarantees, pledges
                                  or other financial assistance or tax credits or other tax advantages provided by the Corporation or its subsidiaries for the benefit, directly or indirectly, of the Interested Shareholder, whether in anticipation of or in connection with such Business Combination or otherwise;

                                  (f) No material change in the Corporation's business or capital structure or the business or capital structure of any subsidiary of the Corporation effected, directly or indirectly, by or for the benefit of the Interested Shareholder; and

                                  (g) A proxy or information statement mailed at least thirty (30) days prior to the completion of the Business Combination to all the holders of Voting Stock (whether or not shareholder approval of the Business Combination is required) which proxy or information statement shall (i) describe the Business Combination, (ii) include in a prominent place the recommendations, if any, of a majority of the Disinterested Directors as to the advisability or inadvisability of the Business Combination, (iii) if deemed advisable by a majority of the Disinterested Directors, include an opinion of a reputable investment banking firm or other expert as to the fairness or unfairness of the terms of the Business Combination from the point of view of the shareholders other than the Interested Shareholder (such investment banking firm to be selected by a majority of the Disinterested Directors and to be paid a reasonable fee for their services by the Corporation upon receipt of such opinion), and (iv) be responsive to the pertinent provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any laws supplementing or superseding such Act, rules and regulations, whether or not such proxy or information statement is required by law to be furnished to any holders of Voting Stock.

         C.      Definitions. As used in this Section 9:

                          (1) "Business Combination" means any of the
                              transactions described below:

                                  (a) Any merger or consolidation of the
                                  Corporation or any Subsidiary (as defined herein) with (i) any Interested Shareholder or (ii) any corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as defined herein) of an Interested Shareholder;

                                  (b) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, (i) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets (including securities) of the Corporation or any Subsidiary having an aggregate Fair Market Value of $1,000,000 or more or (ii) to or with the Corporation or any Subsidiary of any assets (including securities) of any Interested Shareholder or any Affiliate of an Interested Shareholder having an aggregate Fair Market Value of $1,000,000 or more;

                                  (c) The issuance or transfer by the
                                  Corporation or any Subsidiary in one
                                  transaction or a series of transactions, of any securities of the Corporation or any Subsidiary to any Interested Shareholder or an Affiliate of any Interested Shareholder in exchange for cash, securities or other property, or a combination thereof, having an aggregate Fair Market Value of $1,000,000 or more;

                                  (d) The adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder;

                                  (e) Any reclassification of securities
                                  (including any reverse stock split) or any recapitalization or reorganization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity securities of the Corporation or any Subsidiary (including securities convertible into equity securities) which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

                                  (f) Any other transaction or series of
                                  transactions that is similar in purpose or effect to those referred to in (a) through
                                  (e) of this Subsection C(1).

                          (2) "Voting Stock" means the Common Stock and those classes of Preferred Stock which would then be entitled to vote in the election of directors.

                          (3) "Beneficially Owned," with respect to any securities, means the right or power (directly or indirectly through any contract, understanding or relationship) (i) to vote or direct the voting of such securities, (ii) to dispose or direct the disposition of such securities, or (iii) to acquire such voting or investment power, whether such right or power is exercisable immediately or only after the passage of time.

                          (4) "Interested Shareholder" means any Person (as defined herein) or member of a Group of Persons (as defined herein) who or which, together with any Affiliate or Associate (as defined herein) of such Person or member, Beneficially Owns (within the meaning of subsection C(3) above) ten percent or more of the outstanding Voting Stock of the Corporation.

                          (5)  "Person" means any individual, firm,
                          corporation, partnership, joint venture or other entity.

                          (6) "Group of Persons" means any two or more Persons who or which are acting or have agreed to act together for the purpose of acquiring, holding, voting or disposing of any Voting Stock of the Corporation.

                          (7) "Disinterested Director" means any member of the board of directors of the Corporation who is not an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder and who (i) was a member of the board of directors prior to the time the Interested Shareholder became an Interested Shareholder or (ii) was elected or recommended to succeed a Disinterested Director by a majority of the Disinterested Directors then on the board of directors.

                          (8) "Fair Market Value" means: (i) in the case of stock, the highest sale price during the 30-day period immediately preceding the date in question of a share of such stock on the NASDAQ National Market System, or if such stock is listed on an exchange registered under the Securities Exchange Act of 1934, on the principal exchange on which such stock is listed, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

                          (9) "Pre-announcement Period" means the two-year period ending at 11:59 P.M., Greeneville time, on the Announcement Date.

                          (10) "Announcement Date" means the date of the first public announcement of the proposal of the Business Combination.

                          (11) "Determination Date" means the date on which the Interested Shareholder becomes an Interested Shareholder.

                          (12) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation.

                          (13) "Affiliate," used to indicate a relationship with a specified Person, means another Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person.

                          (14) "Associate," used to indicate a relationship with a specified Person, means (i) any corporation or other similar organization (other than the Corporation or a Subsidiary) of which such specified Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, (ii) any trust or estate in which such specified Person has a substantial beneficial interest or as to which such specified Person serves as trustee or in a similar fiduciary capacity, (iii) any relative or spouse of such specified Person, or any relative of such spouse who has the same home as such Person and (iv) any other Person or Affiliate of a Person who directly or indirectly has received more than $50,000 for services or property from the specified Person or from an Affiliate of the specified Person during any year of the preceding five calendar years or who can reasonably be expected to receive more than such amount in the current calendar year under any existing agreement or agreements or understandings with such specified Person or an Affiliate of such specified Person.

                          (15) "Preferred Stock" means all classes or series of the Corporation's capital stock other than Common Stock.

                 D. Powers of Disinterested Directors. A majority of the Disinterested Directors of the Corporation shall have power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Section 9, including without limitation (i) whether a Person is an Interested Shareholder, (ii) the number of shares of Voting Stock beneficially owned by any Person, (iii) whether a Person is an Affiliate or Associate of another, (iv) whether the requirements of Section B have been met with respect to any Business Combination, and (v) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more. The good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Section 9.

                 E.  No Effect on Preferential Rights. The provisions of this
                 Section 9 shall not affect in any way the amount or form of consideration that any holder of shares of the Corporation's capital stock is entitled to receive upon the liquidation or dissolution of the Corporation or any other preferential rights of the holders of such shares.

                 F. No Effect on Fiduciary Obligations of Interested Shareholders. Nothing contained in this Section 9 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

                 G. Amendment or Repeal. In addition to any affirmative vote required by law, an affirmative vote at least equal to the vote of eighty percent (80%) of the votes entitled to be cast by all holders of Voting Stock voting together as a single class, and, in addition thereto (ii) a majority of the votes entitled to be cast by all holders of Voting Stock, other than shares of Voting Stock which are Beneficially Owned by an Interested Shareholder, voting together as a single class, shall be required to amend or repeal, or adopt any charter provisions inconsistent with, this Section 9. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise."

         3. The amendment was duly adopted by written consent action of the shareholders of the Corporation on February 19, 1985.

         4. This amendment will be effective when these articles are filed by the Secretary of State.

DATED:  February 19, 1985

                                   GREENE COUNTY BANCSHARES, INC.

                                   By: /s/
                                       --------------------------




                 State of Tennessee, Greene County Register's Office
         This instrument recorded in Charter book 13 page 703
         Received for record at 3:35 p.m. on the 9th day of April, 1985.
         State Tax  X  C.F.  X  Rec'd Fee 25.00  Total 25.00
         Noted in Book A Page 335  No. 8852 Ted Holt, Charlotte Wallace Deputy